Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-31105, No. 333-83235 and No. 333-126876 on Form S-8 of Heritage Oaks Bancorp of our report dated February 27, 2014, relating to our audit of the consolidated financial statements of Mission Community Bancorp as of and for the years ended December 31, 2013 and 2012, included in this Current Report on Form 8-K/A.

/s/  McGladrey LLP

San Francisco, CA

May 14, 2014